UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
February 19, 2014

EASTMAN CHEMICAL COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-12626	62-1539359
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 South Wilcox Drive, Kingsport, Tennessee	37662
(Address of Principal Executive Offices)	(Zip Code)

(423) 229-2000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b) - Departure of Director

On February 19, 2014, Howard L. Lance, a director of Eastman Chemical Company ("the Company") since 2005, notified the Board of Directors that, due to his increasing responsibilities at The Blackstone Group private equity business, he will not stand for re-election as a director when his current term of office expires at the 2014 Annual Meeting of Stockholders.

Item 5.03 - Amendments to Bylaws

On February 20, 2014, the Board of Directors of the Company amended the Company’s Bylaws (and made corresponding changes to the Corporate Governance Guidelines) to: (i) remove the provision prohibiting third-party director compensation and add a provision requiring director nominees to disclose any third-party director compensation arrangements to the Company, and (ii) change the maximum director age from 70 to 75.

The text of the Bylaw amendments, marked to show the changes, is filed as Exhibit 3.01 to this Current Report on Form 8-K. A complete copy of the Company’s Bylaws as amended is posted on the Company’s Internet website (www.eastman.com) in the “Investors -- Corporate Governance -- Bylaws” section and will be filed as an exhibit to the Company’s Annual Report on Form 10-K for 2013. A complete copy of the Company’s Corporate Governance Guidelines as amended is posted on the Company’s Internet website (www.eastman.com) in the “Investors -- Corporate Governance - Corporate Governance Guidelines” section.

Item 9.01(d) -- Exhibits

The following exhibit is filed pursuant to Item 9.01(d):

3.01   Text of Amendments to Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Eastman Chemical Company
By: /s/ Scott V. King Scott V. King Vice President, Controller and Chief Accounting Officer
Date: February 25, 2014